Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
GROUP 1 AUTOMOTIVE, INC.
(hereinafter called the “Corporation”)
May 19, 2015
ARTICLE I
OFFICES

SECTION 1. PRINCIPAL OFFICE. – The principal office shall be established and maintained at the office of Capitol Services, Inc., in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the resident agent of this Corporation in charge thereof.

SECTION 2. OTHER OFFICES. – The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. – The annual meeting and all other meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be fixed by resolution of the Board of Directors and stated in the notice of such meeting or waiver thereof. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

SECTION 2. ANNUAL ELECTION OF DIRECTORS. – The annual meeting of stockholders for the election of directors and the transaction of other business shall be held each year on such date and at such time as may be fixed by resolution of the Board of Directors.

SECTION 3. VOTING. – All elections of directors shall be decided by plurality votes. All other questions submitted to the stockholders shall be decided by the affirmative vote of a majority of the votes cast with respect thereto, except as otherwise provided by the Certificate of Incorporation, these Bylaws or the General Corporation Law of the State of Delaware (the “DGCL”).

SECTION 4. QUORUM. – Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. No notice of the time and place of adjourned meeting need be given if (a) the time and place, if any, thereof, and (b) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. SPECIAL MEETINGS. – Special meetings of the stockholders for any purpose or purposes shall be called only upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors, or by resolution of the Board of Directors. No business other than that stated in the notice shall be transacted at any special meeting.

SECTION 6. NOTICE OF MEETINGS. – Written or printed notice, stating the place and time of any meeting of the stockholders of the Corporation and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat, at such stockholder’s address as it appears on the stock transfer books of the Corporation, at least ten days but not more than 60 days before the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Sections 222 and 232 of the DGCL. Meetings may be held without notice if all stockholders entitled to vote are present (without being present for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Article V, Section 8 of these bylaws. The Board may cancel, reschedule or postpone any previously scheduled annual or special meeting.

SECTION 7. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of Section 7 of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 70th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of Section 7 of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement of the increased Board is first made by the Corporation.

(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of Section 7 of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement of the increased Board is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 8. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. – Any action required or permitted to be taken by the stockholders of the Corporation after the date of the closing of the first public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders.

SECTION 9. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. – The Board of Directors by resolution shall appoint, or authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives of the Corporation, to act at any meeting of the stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by the DGCL.

The chairman or the secretary of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

SECTION 10. MEETINGS BY REMOTE COMMUNICATION. – If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
DIRECTORS

SECTION 1. NUMBER AND TERM. – Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then serving on the Board of Directors (including for this purpose in such total any vacancies), but in no event shall the number of directors be fixed at less than three.

Except as otherwise required by law or required or permitted by the certificate of incorporation of the Corporation or these Bylaws, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, shall be elected at the annual meeting of stockholders, and each director so elected shall serve until the next annual meeting of stockholders and until such directors’ successor is duly elected and qualified or until such directors’ earlier death, resignation or removal. All directors shall be elected by a plurality vote of all votes cast of each class or series of stock entitled to vote in the election of directors, if any such class or series is entitled to vote separately as a class.

SECTION 2. RESIGNATION. – Any member of the Board of Directors or of any committee thereof may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. – Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders and until such directors’ successors shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

SECTION 4. REMOVAL. – Except as otherwise provided by the certificate of incorporation or applicable law, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

SECTION 5. POWERS. – The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 6. COMMITTEES. – The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the regular members of each committee, the Board may designate one or more alternate members who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of any member of such committee, or committees, at a time when the Board is not in session, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The chairman of each such committee, unless otherwise provided by the Board of Directors in such resolution or resolutions designating such committee, shall be elected by a majority of the members of each such committee and whenever any change shall be made in the membership of any such committee, a new chairman shall be elected in the same manner. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

SECTION 7. MEETINGS. – After each annual meeting of stockholders, the newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after such annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

Special meetings of the Board may be called (i) by the Chairman of the Board, (ii) by the President, or (iii) by the Secretary on the written request of the Chairman of the Board or directors constituting a majority of the Board upon notice to each director and shall be held at such places and time as shall be determined by the directors, or as shall be stated in the call of the meeting.

Members of the Board of Directors or any committee designated by such Board may, with the consent of the Chairman of the Board or the President, participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

SECTION 8. QUORUM. – A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. COMPENSATION. – Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed annual fee and a fixed fee for attendance at each meeting of the Board or any committee thereof shall be established. In addition, a fixed annual or other fee may be paid for specified services to the Board, including service as chairman of a committee of the Board. Expenses of attendance at any such meeting may be reimbursed. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, whether as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. ADVISORY DIRECTORS. – The Board of Directors may elect one or more advisory directors who shall have such powers and shall perform such duties as the directors shall assign to them. Advisory directors shall, upon election, serve until the next annual meeting of stockholders.

Advisory directors shall receive notices of all meetings of the Board of Directors in the same manner and at the same time as the directors. They shall attend said meetings referred to in said notices in an advisory capacity, but will not cast a vote or be counted to determine a quorum. Any advisory directors may be removed either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.

Advisory directors shall not receive any stated salary for their services as advisory directors, but by resolution of the Board of Directors a fixed annual fee and a fixed fee for attendance at each meeting of the Board or any committee thereof shall be established. Expenses of attendance at any such meeting may be reimbursed. Nothing herein contained shall be construed to preclude any advisory director from serving the Corporation in any other capacity, whether as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV
OFFICERS

SECTION 1. OFFICERS. – The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a President, one or more Chief Operating Officers, one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President), one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board of Directors may designate the Chairman of the Board as executive Chairman of the Board, in which case such person shall be an officer of the Corporation. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer need be a director. Except as may be limited by law, any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided for in the resolution choosing him or her, each officer shall be chosen for a term that shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

All officers of the Corporation shall have authority and perform such duties as shall be prescribed in the Bylaws or in the resolutions of the Board of Directors designating and choosing such officers and shall have such additional authority and duties as are incident to their office except to the extent that the Bylaws or such resolutions may be inconsistent therewith. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

SECTION 2. THE CHAIRMAN OF THE BOARD. The Board of Directors shall elect a Chairman of the Board from the members of the Board of Directors. The Board of Directors shall designate whether such Chairman of the Board is either a non-executive Chairman of the Board, or an executive Chairman of the Board. Subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these Bylaws, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors; and in general, shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors. References in these Bylaws to “Chairman of the Board” shall mean non-executive Chairman of the Board or executive Chairman of the Board, as designated by the Board of Directors.

SECTION 3. OTHER OFFICERS AND AGENTS. – The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer may appoint key executives to the position of staff vice president. Such staff vice presidents shall not be corporate officers and shall exercise such powers and perform such duties as are assigned to them by the Chief Executive Officer or the President, if any, or by any other officer of the Corporation designated for such purpose by the Chief Executive Officer or President.

ARTICLE V
MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. – The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder, affixed with the seal of the Corporation, signed by the Chairman of the Board of Directors, the President or any Vice President, and the Treasurer or any Assistant Treasurer, or Secretary or an Assistant Secretary. When such certificates are signed by either (1) a transfer agent other than the Corporation or its employee or (2) a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the DGCL, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

SECTION 2. LOST CERTIFICATES. – A new certificate or certificates of stock or evidence of the issuance of uncertificated shares may be issued in the place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate or evidence of uncertificated shares.

SECTION 3. TRANSFER OF SHARES. – Upon surrender to the Corporation of a certificate for shares, properly endorsed, or evidence of the issuance of uncertificated shares, the Corporation shall, subject to applicable law, issue a new certificate or evidence of the issuance of uncertificated shares to the transferee, cancel any old certificate, and record the transaction on the Corporation’s books. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim thereto on the part of any other person.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or of certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the Corporation’s books. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

SECTION 4. REGULATIONS. – The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock or uncertificated shares of stock of the Corporation.

SECTION 5. RECORD DATE. – The Board of Directors may fix in advance a date, not more than 60 days nor less than 10 preceding any action, including, without limitation, the date of the payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders with respect thereto, or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or for the purpose of any lawful action, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, or to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 6. DIVIDENDS. – Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends upon the capital stock of the Corporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund for meeting contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 7. SEAL. – The corporation seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 8. NOTICE AND WAIVER OF NOTICE. – Whenever any notice is required by these Bylaws to be given, personal notice is not required unless expressly so stated, and unless so stated such notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper or by transmittal by telex or facsimile, addressed to the person entitled thereto at his or her last known post office address or telex or facsimile number, and such notice shall be deemed to have been given on the day and at the time of such mailing or transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 9. ELECTRONIC TRANSMISSIONS. – For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

ARTICLE VI
AMENDMENTS

These Bylaws may be altered or repealed and new Bylaws may be adopted (1) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 1, 3 or 4 of Article III hereof by the stockholders shall require the affirmative vote of at least 80% of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (2) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such regular or special meeting.

ARTICLE VII
FORUM FOR ADJUDICATION OF DISPUTES

Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, these Bylaws or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensible parties named as defendants. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the immediately preceding sentence (an “Enforcement Action”) and (b) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

[SIGNATURE PAGE FOLLOWS]Adopted as of the 19th day of May, 2015, by the undersigned, being the directors of the Corporation, and may be executed in counterparts.

/s/ John L. Adams	/s/ Stephen D. Quinn

John L. Adams	Stephen D. Quinn
/s/ Doyle L. Arnold	/s/ J. Terry Strange

Doyle L. Arnold	J. Terry Strange
/s/ Earl J. Hesterberg	/s/ Max P. Watson, Jr.

Earl J. Hesterberg	Max P. Watson, Jr.
/s/ Lincoln da Cunha Pereira Filho	/s/ MaryAnn Wright

Lincoln da Cunha Pereira Filho	MaryAnn Wright

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Second Amended and Restated Bylaws of the Corporation as adopted by the Board on the 19th day of May 2015.

/s/ Beth Sibley
Beth Sibley, Corporate Secretary